UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2013

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(b) On September 12, 2013, Arrhythmia Research Technology, Inc. (the “Company”) entered into an Agreement and Releases (the “Agreement”) with Mr. David A. Garrison, the Company’s Executive Vice President and Chief Financial Officer upon Mr. Garrison’s resignation effective as of September 12, 2013. Pursuant to the Agreement, Mr. Garrison will be entitled to, as a severance benefit, the total gross amount of $82,588.48 payable in 52 consecutive weekly payments commencing the first regular pay period after September 18, 2013. Mr. Garrison’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices.
(c) On September 12, 2013, the Company’s Board of Directors appointed Mr. Derek T. Welch, age 45, the Company’s Corporate Controller, to act as principal financial officer and principal accounting officer of the Company. Additionally, Mr. Welch was appointed by the Board of Directors of Micron Products, Inc., the Company’s wholly-owned subsidiary, to serve as its Treasurer.
Mr. Welch has over 20 years of accounting experience across a variety of industries including retail, management consulting, manufacturing and medical devices. His experience includes public reporting, acquisitions, Sarbanes Oxley compliance, budgeting and forecasting as well as domestic and international systems implementations.
Mr. Welch was engaged as Corporate Controller of the Company in January, 2013, appointed Secretary of the Company in March, 2013 and, effective September 12, 2013, serves as the Company’s principal financial officer and principal accounting officer. From September, 2010 to December, 2012, Mr. Welch served as Assistant Corporate Controller for Alere, Inc., a provider of point-of-care diagnostic and monitoring devices. From February, 2007 to September, 2010, Mr. Welch was the Assistant Controller of the medical services division of Fresenius Medical Care, a provider of kidney dialysis services. From May, 2005 to February, 2007, he served as Senior Accounting Manager at Cytyc Corporation (Hologic Inc.), a developer, manufacturer and supplier of diagnostic products, medical imaging systems and surgical products and from December, 2002 to May, 2005 he served as a Division Controller for Hannaford Supermarkets. Mr. Welch is a certified public accountant and earned his Bachelor’s Degree in Business Administration, with a concentration in accounting, from the University of New Hampshire.
There are no family relationships between Mr. Welch and any director or executive officer of the Company or its subsidiaries.
A press release announcing such changes was issued on September 13, 2013, a copy of which is attached as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.01	Press Release dated September 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 12th day of September, 2013.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ Salvatore Emma, Jr.
Salvatore Emma, Jr.
President and Chief Executive Officer